As filed with the Securities and Exchange Commission on July 15, 1997
                         Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933


                         ELECTRONIC CLEARING HOUSE, INC.
             (Exact name of registrant as specified in its charter)

     Nevada                                  93-0946274
(State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)             Identification No.)

               28001 Dorothy Drive, Agoura Hills, California 91301
              (818) 706-8999; FAX (818) 597-8999; www.echo-inc.com
          (Address, including zip code, and telephone number, including area code, fax number and web site of principal executive offices)


                        ELECTRONIC CLEARING HOUSE, INC.
                        1992 INCENTIVE STOCK OPTION PLAN
                              (Full Title of Plan)

                          Donald R. Anderson, President
                28001 Dorothy Drive, Agoura Hills, CA 91301-2697
                       (818) 706-8999; FAX (818) 597-8999
      (Name, address, including zip code, telephone number, including area code and fax number of agent for service)

                         CALCULATION OF REGISTRATION FEE
                                                  Proposed
Title of                            Proposed       maximum
each class                           maximum      aggregate    Amount of
of securities     Amount to be   offering price   offering   registration
to be registered   registered   per Share<F1><F2> price<F1>       fee

Common Stock,
$0.01 par            3,175,000<F3>    $1.437       $4,562,475   $1,382.57

<F1>
Estimated solely for computing registration fee pursuant to Rule 457.
<F2>
Pursuant to Rule 457(c) based upon the average high and low prices of the Registrant's Common Stock, $0.01 par value per share on July 14,1997.
<F3>
Represents common stock underlying 2,040,000 shares of Incentive Stock Options
outstanding; and 1,135,000 shares of Incentive Stock Options      still
available under the Plan.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

NOTE: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.


          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

The following documents filed by Electronic Clearing House, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference into this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the Registrant's fiscal year ended September 30, 1996 filed pursuant to Section 13(a) of the Exchange Act; (2) all reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since September 30, 1996, including the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold shall be incorporated by reference into this Registration Statement as of the filing date of each.

Item 4. Description of Securities

   Not applicable.

Item 5. Interests of Names Experts and Counsel

   R. Marshall Frost, In-House Counsel to the Registrant, is an eligible participant in the Registrant's 1992 Incentive Stock Option Plan. To date, Mr. Frost has been granted 100,000 shares of stock options to purchase 100,000 shares of common stock, has exercised 40,000 shares of these stock options and has 60,000 shares of stock options remaining.

Item 6. Indemnification of Directors and Officers

The General Corporation Law of the State of Nevada authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted of directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer or controlling person of the Company in the successful defense of any action, suit or proceeding), is asserted by such director or officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

   With respect to the outstanding incentive stock options to purchase up to 3,175,000 shares of common stock, these options have been issued to a total of ten (10) employees and are exercisable at varying prices depending upon the date of grant ranging from $0.40 to $1.47. In granting these options, the Registrant relied upon Section 4(2) of the Securities Act of 1933 to exempt such grants from registration because they were transactions not involving any public offering.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

   4.1 Electronic Clearing House, Inc. 1992 Incentive Stock Option Plan, as amended.

   5.1 Opinion of R. Marshall Frost, Esq. as to the legality of the securities being registered.

   23.1  Consent of Price Waterhouse LLP.

   23.2 Consent of R. Marshall Frost, Esq. (included in Exhibit 5.1 of this Registration Statement).

   24.1 Power of Attorney (included on the signature page of the Registration Statement).

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on July 15, 1997.



                                ELECTRONIC CLEARING HOUSE, INC.




                                By:     \s\Donald R. Anderson
                                Donald R. Anderson, President
                                and Chief Operating Officer


                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Donald R. Anderson his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Title                      Date

\s\Donald R. Anderson     Director, President, and   )         July 15, 1997
Donald R. Anderson        Chief Operating Officer    )
                                                     )
                                                     )
\s\Joel M. Barry          Chairman of the Board      )         July 15, 1997
Joel M. Barry             and Chief Executive        )
                          Officer                    )
                                                     )
                                                     )
\s\Carl W. Schafer        Director                   )         July 15, 1997
Carl W. Schafer                                      )
                                                     )
                                                     )
\s\Fariborz Hamzei        Director                   )         July 15, 1997
Fariborz Hamzei                                      )
                                                     )
                                                     )

\s\Herbert L. Lucas, Jr.  Director                   )         July 15, 1997
Herbert L. Lucas, Jr.                                )
                                                     )
                                                     )
\s\Alice Cheung           Treasurer and              )         July 15, 1997
Alice Cheung              Chief Financial Officer    )

                                                                    EXHIBIT 4.1


                         ELECTRONIC CLEARING HOUSE, INC.

                        INCENTIVE STOCK OPTION PLAN 1992
                            Amended February 6, 1997


   1.  Purpose
       The purpose of the Directors and Officers Stock Option Plan is to provide directors and officers with proprietary interests in the Company in order to aid in attracting and maintaining directors and officers who are capable of contributing to the future success of the Company.

   2.  Definitions
       (a) "Agreement(s)" shall mean the stock option agreement(s) entered into between the Company and a Participant pursuant to the Plan.
       (b) "Board of Directors" shall mean the Board of Directors of the Company.
       (c) "Committee" shall mean the Stock Option Committee, consisting of not more than three (3) members, which may administer the Plan in accordance with Section 5 hereof.
       (d) "Company" shall mean Electronic Clearing House, Inc.
       (e) "Date of Grant" shall mean the date of each Agreement.
       (f) "Director(s)" shall mean a member of the Board of Directors.
       (g) "Fair Market Value" shall mean the average daily bid price for the previous twenty (20) working days.
       (h) "Option(s)" shall mean a Participant's right to purchase Shares subject to the terms and conditions of the Agreement and the Plan.
       (i) "Participant(s)" shall mean a Director of Officer of the Company who is designated as such by the Committee.
       (j) "Plan" shall mean this Incentive Stock Option Plan 1992 of the Company, as amended from time to time.
       (k) "Share(s)" shall mean share(s) of the Company's par value $0.01 common stock.
       (l) "Officer" shall mean any person designated by the Board of Directors as an Officer of the Company.

   3.  Shares Subject to the Plan
       Subject to adjustment as provided in Section 15 hereof, the aggregate maximum number of Shares which are available for the grant of Options under this Plan is Three Million Three Hundred Seventy-Five Thousand (3,375,000) Shares. The Shares may be, in whole or in part as the Board of Directors shall from time to time determine, issued Shares that shall have been reacquired by the Company or authorized but unissued Shares, whether now or hereafter authorized. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unused Shares subject thereto shall again be available for other Options to be granted under the Plan.

     4.   Effective Date
          The Plan shall become effective on May 13, 1992, provided that the Committee has been advised by counsel that the Company has complied with all other applicable legal requirements, including relevant securities laws; provided further, that if the Plan is not approved by shareholders of the Company within twelve (12) months from the date of adoption by the Board of Directors, this Plan shall terminate and all Options granted hereunder shall be canceled. All Options must be granted within ten (10) years from the date of adoption or approval of this Plan, whichever is earlier. All Options must be exercised within ten (10) years from the date they are granted.

     5.   Administration
          The Plan may be administered by the Executive Compensation Committee ("Committee") consisting of not more than three (3) members of the Board who shall be appointed from time to time by the Board of Directors. Only the Board of Directors shall have authority to grant Options under the Plan. If no Committee has been appointed by the Board of Directors, each reference herein to the Committee shall be deemed to refer to the entire Board of Directors (unless the context otherwise requires) until such time, if ever, that a Committee is appointed by the Board of Directors.

          Subject to the provisions of the Plan and relevant law, the Committee shall have plenary authority in its sole discretion: (i) to select the Participants in the Plan; (ii) to specify the purchase price, subject to
Section 7 hereof, and number of the Shares covered by Options; (iii) to set the time when Options shall be granted; (iv) to determine the term, subject to
Section 8 hereof, of the Options granted hereunder; (v) to interpret the Plan;
(vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to specify and amend the terms and provisions of the Agreements;
(viii) to modify the Plan to conform with relevant law; (ix) to cancel existing options and warrants held by Directors and Officers; and (x) to make all other determinations and to do all other acts deemed necessary or advisable for the administration of the Plan. The Committee may in its discretion specify different Agreements for the Participants; provided, however, that any Agreement adopted by the Committee shall conform with the terms of the Plan. The Committee shall report to the Board of Directors the names of the Participants granted Options, the number of Shares covered thereby and the terms and conditions thereof. The Committee's determination on the foregoing matters shall be conclusive. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith.

          The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. A decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, who shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may designate the Secretary of the Company or any other employees of the Company to assist it in the administration of the Plan and may grant authority to such persons to execute Agreements or other documents on the Company's behalf.

     6.   Eligibility
          Options included in this plan may be granted only to Directors and Officers of the Company. In determining the Directors and Officers who shall be Participants to whom Options shall be granted and the number of Shares to be covered thereby, the Committee may consider the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A Participant who has been granted Options under the Plan or under any other stock option plans of the Company may be granted additional Options if the Committee shall so determine. Nothing contained herein shall be construed to limit the Company's right to grant or assume options or other rights other than under the Plan in connection with any acquisition by purchase, lease, merger, consolidation or otherwise of the business and assets of any corporation, firm or association, including, without limitation, the right to grant Options to directors and officers of such acquired corporation, firm or association who become Directors and Officers.

     7.   Price
          The purchase price of the Shares covered by each Option shall be determined by the Committee, and normally such price shall not be less than the Fair Market Value of the Shares on the Date of Grant. In the case of a stock option granted to a shareholder owning at least ten percent (10%) of the stock of the Company, the option price per share shall be not less than one hundred ten percent (110%) of the fair market value on the date the option is granted. All Shares acquired pursuant to the Plan must be fully paid for in cash or Shares (the value of which shall be the Fair Market Value of such Shares as of the date of exercise of the Option), or a combination thereof, by the Participant.

     8.   Term
          In no event shall the exercise period for an Option exceed five (5) years.

     9.   Exercise of Options
          The Committee shall have the authority in its sole discretion to prescribe in any Agreement that an Option will be exercisable in full at any time, or from time to time, during the term thereof, or to provide for the exercise in such installments and at such times during said term as the Committee may determine. A Participant may exercise Option(s) at any time or from time to time during the term thereof with respect to any or all Shares that have become available for purchase thereunder; provided, however, that in no event shall an Option be exercised for less than 100 shares, unless such lesser amount is the entire remaining amount of Shares available under that Option, and in no event shall fractional Shares be issued. Upon exercise of Option, Participant may sell shares of stock no less than one year from date of exercise of Option.

          The Participant shall not have any of the rights of a shareholder with respect to the Shares covered by an Option until such Shares have been issued to the Participant.

          As a condition of exercising any Option granted hereunder, the Company may require any Participant, his legal representative, heir, legatee or distributee to give written assurances, in form and substance satisfactory to the Company, to the effect that such person is acquiring the Shares subject to the Option for his own account for investment purposes and not with any present intention of selling or further distributing them; provided, however, that upon the registration with the Securities and Exchange Commission, if any, of the Shares subject to any Option, any such investment representation previously required of the Participant or his successor shall become void.

     10.  Non-Transferability
          Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and during the lifetime of a Participant, an Option may be exercised only by the Participant.


     11.  No Effect on Director or Officer Status
          Options granted under the Plan shall not be affected by any change in a Participant's duties or position so long as the Participant continues to be a Director or Officer of the Company. Nothing in the Plan or in any Option granted pursuant thereto shall confer on any Participant any right to continue as a member of the Board of Directors or Officer of the Company.

     12.  Termination of Directorship or Officer Status For Cause
          If a Participant's directorship or employment is terminated for deliberate, willful or gross misconduct, as determined by the majority of the Board of Directors of the Company in its sole discretion (for "Cause"), all unexpired Options granted to such Participant shall cease immediately upon his receipt of notice of such termination; provided, however, that the Board of Directors may, in its sole discretion, prior to the expiration of thirty days from such termination, by written notice to Participant, determine that any such Options that were exercisable on the date of such termination shall not terminate pursuant to this Section 12 until the expiration of three (3) months from the date of such termination of employment or directorship. In no event may any Options be exercised after the terms of the respective Options have expired.

     13. Termination of Directorship or Employment as Officer Other Than For Cause, Death or Disability
          In the event that a Participant terminates membership on the Board of Directors or employment as an Officer of the Company for any reason other than for Cause, Death or Disability, all unexpired Options granted to such Participant shall terminate three (3) months after such termination. Such Options may be exercised within three (3) months after the date that the Participant ceases to be a Director or Officer of the Company, but only to the extent that any such Option is otherwise exercisable.

     14.  Death or Disability of a Participant
          If a Participant under the Plan shall die while he is a member of the Board of Directors or employed as an Officer, (unless Section 12 hereof applies, in which event it shall control), or the directorship or employment as an Officer of a Participant is terminated because of Disability, such Participant's Options may be exercised by his legatees under his will, or by his personal representatives, or by his distributees, or by him, as the case may be, at any time:

     (a) within three (3) months after his termination of membership on the Board of Directors or as an Officer because of death:

     or

     (b) within one (1) year after his termination of membership on the Board of Directors or as an Officer because of a disability, but in no event after the expiration of the term of the Option specified in the Agreement therefor and only to the extent any such Option is exercisable within such specified period following such Participant's termination of membership on the Board of Directors or term of employment. In no event may an Option be exercised pursuant to this Section 14 prior to the date it would be otherwise exercisable.

     15.  Dilution and Other Adjustments
          If, after fiscal 1995, the outstanding Shares are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in number and kind of Shares or shares as to which Options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options, or portions thereof, which shall have been granted prior to any such change shall be made. Any such adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share subject to the Option. Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

          In the event the Company is dissolved or liquidated, the Company shall use its best efforts to arrange for the Participants to have the right immediately prior to such dissolution or liquidation to exercise, in whole or in part, any outstanding Options held by such Participants provided. In the event that the Company is involved in a merger, consolidation, or other reorganization in which it is not the surviving corporation or in any sale or transfer of all or substantially all of the assets of the Company, all Options that have been granted, but not fully vested, will immediately vest and the surviving corporation must honor the exercise of any or all Options for a period of one (1) year after acquisition or three (3) months after termination of any officer or director.
An Option may not be granted while the Plan is suspended or after it is terminated. Any suspension of the Plan shall not serve to expand the termination date thereof.

          All rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by the suspension or termination of the Plan, except upon written consent to the specific alteration or impairment by the Participant to whom the Option was granted.

     16.  Consent of Participant
          Every Participant who accepts an Option under the Plan shall be bound by the terms and conditions of the Plan as in effect on the Date of Grant and his acceptance thereof may be made only by his execution of an Agreement. The grant of any Option under the Plan shall become void if any Participant shall fail to execute and deliver a copy of the Agreement to the Committee or the Company within thirty (30) days after the Agreement is sent by the Company to such Participant.

     17.  Deliveries of Certificates and Resale
          Certificates for the Share shall be delivered to the Participant as soon after exercise of an Option and receipt of payment as is reasonable. Such certificates shall be subject to such legends or other conditions as counsel for the Company may require in order to ensure the Company's compliance with all applicable State and federal laws. There is no assurance that the Participant may sell the Shares acquired through the exercise of an Option until such Shares have been registered or qualified for such sale with the Securities and Exchange Commission and the appropriate State agency. The Company is not obligated to so register or qualify such Shares.

     18.  Gender
          As used in this Plan, the masculine, feminine or neuter gender and the singular or plural numbers shall be deemed to include the others, whenever the context so indicates.


                                                                    EXHIBIT 5.1



July 10, 1997



Electronic Clearing House, Inc.
28001 Dorothy Drive
Agoura Hills, California 91301

Re:  Registration Statement on Form S-8 Covering Shares Issuable
     Under Incentive Stock Option Plan

Ladies and Gentlemen:

     I have acted as special counsel to Electronic Clearing House, Inc., a Nevada corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement"), covering an aggregate of 3,175,000 authorized shares of the Company's Common Stock, par value $0.01 ("Common Stock"), that are issuable pursuant to the Electronic Clearing House, Inc. 1992 Incentive Stock Option Plan, as amended (the "Plan").

     I have made such investigation and have examined such documents, records and matters of law as I have deemed necessary for the purpose of this opinion, and based thereon, I am of the opinion that the Common Stock that may be issued under the Plan are duly authorized and will be validly issued, fully paid and nonassessable when issued in accordance with the Plan, providing that the consideration received is at least equal to the par value of the Common Stock.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



R. Marshall Frost
Attorney at Law

RMF:mf

                                                                   EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 1996, which appears on page F-1 of the Electronic Clearing House, Inc. Annual Report on Form 10-K for the year ended September 30, 1996.




PRICE WATERHOUSE LLP


Los Angeles, California
July 8, 1997